AGREEMENT AND PLAN OF MERGER


                           Among


               WESTERN NATIONAL CORPORATION,


               AMERICAN GENERAL CORPORATION


                            and


                  ASTRO ACQUISITION CORP.





Dated as of September 11, 1997
                     Table of Contents

                                                       Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE IThe Merger; Closing; Effective Time . . . . . . .1
  1.1. The Merger. . . . . . . . . . . . . . . . . . . . .1
  1.2. Closing . . . . . . . . . . . . . . . . . . . . . .2
  1.3. Effective Time. . . . . . . . . . . . . . . . . . .2

ARTICLE IICertificate of Incorporation and By-Lawsof the Surviving Corporation2
  2.1. The Certificate of Incorporation. . . . . . . . . .2
  2.2. The By-Laws . . . . . . . . . . . . . . . . . . . .2

ARTICLE IIIOfficers and Directorsof the Surviving Corporation3
  3.1. Directors . . . . . . . . . . . . . . . . . . . . .3
  3.2. Officers. . . . . . . . . . . . . . . . . . . . . .3

ARTICLE IVEffect of the Merger on Capital Stock;Exchange of Certificates3
  4.1. Effect on Capital Stock . . . . . . . . . . . . . .3
       (a)  Merger Consideration . . . . . . . . . . . . .3
       (b)  Cancellation of Shares . . . . . . . . . . . .4
       (c)  Merger Sub; Parent Shares. . . . . . . . . . .5
  4.2. Allocation of Merger Consideration; Election
       Procedures. . . . . . . . . . . . . . . . . . . . .5
       (a)  Allocation . . . . . . . . . . . . . . . . . .5
       (b)  Election Procedures; Proration . . . . . . . .5
       (c)  Distributions with Respect to
            Unexchanged Shares; Voting . . . . . . . . . .9
       (d)  Transfers. . . . . . . . . . . . . . . . . . 10
       (e)  Fractional Shares. . . . . . . . . . . . . . 10
       (f)  Termination of Exchange Fund . . . . . . . . 10
       (g)  Lost, Stolen or Destroyed Certificates . . . 11
       (h)  Affiliates . . . . . . . . . . . . . . . . . 11
  4.3. Adjustments to Prevent Dilution . . . . . . . . . 11
  4.4  Dissenting Shares . . . . . . . . . . . . . . . . 12
  4.5  Termination Right; Adjustment Right . . . . . . . 13

ARTICLE VRepresentations and Warranties. . . . . . . . . 14
  5.1. Representations and Warranties of the Company . . 14
       (a)  Organization, Good Standing and
            Qualification. . . . . . . . . . . . . . . . 14
       (b)  Capital Structure. . . . . . . . . . . . . . 16
       (c)  Corporate Authority; Approval and
            Fairness . . . . . . . . . . . . . . . . . . 16
       (d)  Governmental Filings; No Violations. . . . . 17
       (e)  Company Reports; Financial Statements. . . . 18
       (f)  Absence of Certain Changes . . . . . . . . . 20
       (g)  Litigation and Liabilities . . . . . . . . . 21
       (i)  Employees. . . . . . . . . . . . . . . . . . 22
       (j)  Compliance with Laws; Permits. . . . . . . . 26
       (k)  Takeover Statutes. . . . . . . . . . . . . . 26
       (l)  Taxes. . . . . . . . . . . . . . . . . . . . 26
       (m)  Brokers and Finders. . . . . . . . . . . . . 27
  5.2. Representations and Warranties of Parent and
       Merger Sub. . . . . . . . . . . . . . . . . . . . 27
       (a)  Capitalization of Merger Sub . . . . . . . . 28
       (b)  Organization, Good Standing and
            Qualification. . . . . . . . . . . . . . . . 28
       (c)  Capital Structure. . . . . . . . . . . . . . 29
       (d)  Corporate Authority. . . . . . . . . . . . . 30
       (e)  Governmental Filings; No Violations. . . . . 31
       (f)  Parent Reports; Financial Statements . . . . 32
       (g)  Absence of Certain Changes . . . . . . . . . 33
       (h)  Litigation and Liabilities . . . . . . . . . 34
       (j)  Compliance with Laws; Permits. . . . . . . . 35
       (k)  Ownership of Shares. . . . . . . . . . . . . 35
       (l)  Brokers and Finders. . . . . . . . . . . . . 36
       (m)  Available Funds. . . . . . . . . . . . . . . 36

ARTICLE VICovenants. . . . . . . . . . . . . . . . . . . 36
  6.1. Interim Operations. . . . . . . . . . . . . . . . 36
  6.2. Information Supplied. . . . . . . . . . . . . . . 39
  6.3. Stockholders Meeting. . . . . . . . . . . . . . . 39
  6.4. Filings; Other Actions; Notification. . . . . . . 40
  6.5. Access. . . . . . . . . . . . . . . . . . . . . . 41
  6.6. Affiliates. . . . . . . . . . . . . . . . . . . . 42
  6.7. Stock Exchange Listing. . . . . . . . . . . . . . 42
  6.8.  Publicity. . . . . . . . . . . . . . . . . . . . 43
  6.9. Benefits. . . . . . . . . . . . . . . . . . . . . 43
       (a)  Stock Options. . . . . . . . . . . . . . . . 43
  6.10.  Expenses. . . . . . . . . . . . . . . . . . . . 45
  6.11.  Indemnification; Directors' and Officers'
       Insurance . . . . . . . . . . . . . . . . . . . . 45
  6.12.  . . . . . . . . . . . . . . . . . . . . . . . . 47
       Takeover Statute. . . . . . . . . . . . . . . . . 47
  6.13.  Parent Vote . . . . . . . . . . . . . . . . . . 47
  6.14.  Election to Parent's Board of Directors . . . . 48
  6.15.     Amendment to Shareholder's Agreement. .. . . 48
  6.16.     Acquisition Proposals. . . . . . . . . . . . 48

ARTICLE VIIConditions. . . . . . . . . . . . . . . . . . 51
  7.1. Conditions to Each Party's Obligation to
       Effect the Merger . . . . . . . . . . . . . . . . 51
       (a)  Stockholder Approval . . . . . . . . . . . . 51
       (b)  NYSE Listing . . . . . . . . . . . . . . . . 51
       (c)  Regulatory Consents. . . . . . . . . . . . . 51
       (d)  Litigation . . . . . . . . . . . . . . . . . 51
       (e)  S-4. . . . . . . . . . . . . . . . . . . . . 52
  7.2. Conditions to Obligations of Parent and Merger
       Sub . . . . . . . . . . . . . . . . . . . . . . . 52
       (a)  Representations and Warranties . . . . . . . 52
       (b)  Performance of Obligations of the
            Company52. . . . . . . . . . . . . . . . . . .
       (c)  Consents Under Agreements. . . . . . . . . . 53
  7.3. Conditions to Obligation of the Company . . . . . 53
       (a)  Representations and Warranties . . . . . . . 53
       (b)  Performance of Obligations of Parent and
            Merger Sub . . . . . . . . . . . . . . . . . 54
       (c)  Consents Under Agreements. . . . . . . . . . 54

ARTICLE VIIITermination. . . . . . . . . . . . . . . . . 55
  8.1. Termination by Mutual Consent . . . . . . . . . . 55
  8.2. Termination by Either Parent or the Company . . . 55
  8.3. Termination by the Company. . . . . . . . . . . . 55
  8.4. Termination by Parent . . . . . . . . . . . . . . 56
  8.5. Effect of Termination and Abandonment . . . . . . 56

ARTICLE IXMiscellaneous and General. . . . . . . . . . . 57
  9.1. Survival. . . . . . . . . . . . . . . . . . . . . 57
  9.2. Modification or Amendment . . . . . . . . . . . . 57
  9.3. Waiver of Conditions. . . . . . . . . . . . . . . 57
  9.4. Counterparts. . . . . . . . . . . . . . . . . . . 57
  9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL . . 58
  9.6. Notices . . . . . . . . . . . . . . . . . . . . . 59
  9.7. Entire Agreement; No Other Representations. . . . 59
  9.8. No Third Party Beneficiaries. . . . . . . . . . . 60
  9.9. Obligations of Parent and of the Company. . . . . 60
  9.10.     Severability.. . . . . . . . . . . . . . . . 60
  9.11.     Interpretation . . . . . . . . . . . . . . . 61
  9.12.     Assignment . . . . . . . . . . . . . . . . . 61

               AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of September 11, 1997, among Western National Corporation, a Delaware corporation (the
"Company"), American General Corporation, a Texas corporation ("Parent"), and Astro Acquisition Corp., a
Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger
Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations.")


                         RECITALS

          WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the
"Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, cove-nants and agreements in connection with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                         ARTICLE I

            The Merger; Closing; Effective Time

          1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease.
The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving
Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.
The Merger shall have the effects specified in the Delaware
General Corporation Law, as amended (the "DGCL").

          1.2. Closing.  The closing of the Merger (the
"Closing") shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, New York, New York, at
9:00 A.M. on the first business day after the last to be fulfilled or waived of the conditions set forth in Article
VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing, but in no event prior to January 1, 1998 (the "Closing Date").

          1.3. Effective Time. As soon as practicable following the Closing, Parent and the Surviving Corporation will cause a Certificate of Merger (the "Delaware
Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").


                        ARTICLE II

         Certificate of Incorporation and By-Laws of the Surviving Corporation

          2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation
(the "Charter"), until duly amended as provided therein and by applicable law.

          2.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein and by applicable law.


                        ARTICLE III

                  Officers and Directors
               of the Surviving Corporation

          3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective
Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

          3.2. Officers.  The officers of Merger Sub at the
Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.


                        ARTICLE IV

          Effect of the Merger on Capital Stock;
                 Exchange of Certificates

          4.1. Effect on Capital Stock.  At the Effective
Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

          (a)  Merger Consideration. Subject to Sections
4.2, 4.5 and 4.6 each share of the Common Stock, par value one-thousandth of a dollar ($.001) per share, of the Company (the "Shares") issued and outstanding at the Effective Time (other than Shares owned by Parent or any direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company shall be converted into, and become exchangeable for, at the election of the holder of Shares in accordance with Section
4.2(b): (i) $29.75 in cash (the "Cash Consideration"), or
(ii) the number of shares of Common Stock, par value $.50 per share, of Parent ("Parent Common Stock") equal to the ratio (the "Conversion Ratio") determined by dividing
$29.75 by the average of the per share high and low sales prices, regular way (the "Average Parent Price") of Parent
Common Stock as reported on the New York Stock Exchange,
Inc. (the "NYSE") composite transactions reporting system
(as reported in the New York City edition of The Wall
Street Journal or, if not reported thereby, another authoritative source) for the ten (10) trading days (the
"Averaging Period") ending on the fifth trading day (the
"Determination Date") prior to the Closing (the "Stock
Consideration") (the Cash Consideration or the Stock
Consideration, as applicable, being hereinafter referred to as the "Merger Consideration"), provided, that (x) subject to Section 4.5 and 4.6, if the Average Parent Price is less than $47.00, (A) the Cash Consideration shall be adjusted to an amount equal to the sum of (aa) the product of .3165 multiplied by such Average Parent Price, plus (bb) $14.875, and (B) the Conversion Ratio shall be adjusted to equal the sum of (aa) .3165 plus (bb) the ratio of $14.875 to such Average Parent Price; and (y) if the Average Parent Price is between $53.00 and $60.00, (A) the Cash Consideration shall be adjusted to an amount equal to the sum of (aa) the product of .2807 multiplied by such Average Parent Price, plus (bb) $14.875, and (B) the Conversion Ratio shall be adjusted to equal the sum of (aa) .2807 plus (bb) the ratio of $14.875 to such Average Parent Price.

All references in this agreement to Parent Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights ("Parent Rights") to purchase
Parent Preferred Shares (as defined in Section 5.2(c)) pursuant to the Parent Rights Agreement (as defined in Section 5.2(c)), except where the context otherwise requires. At the Effective Time, all Shares (other than
Shares owned by Parent and its Subsidiaries, except for shares owned on behalf of third parties ("Parent Shares"), and Dissenting Shares, as hereinafter defined
(collectively, "Excluded Shares")) shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") representing any of such Shares (other than Excluded
Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares and any dividends or other distributions pursuant to Section 4.2(c).

          (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by the Company (other than Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c)  Merger Sub; Parent Shares.  At the Effective
Time, (i) each share of Common Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, and (ii) each Parent Share shall remain outstanding and shall, after the Effective
Time, represent one share of Common Stock of the Surviving
Corporation.

          4.2. Allocation of Merger Consideration; Election
Procedures.

          (a) Allocation. Notwithstanding anything in this Agreement to the contrary, the number of Shares (the
"Cash Election Number") to be converted into the right to receive Cash Consideration in the Merger, and the number of Shares (the "Stock Election Number") to be converted into the right to receive Stock Consideration in the Merger shall in each case be equal to fifty percent (50%) of (i) the number of Shares issued and outstanding immediately prior to the Effective Time of the Merger less (ii) the number of Excluded Shares.

          (b)  Election Procedures; Proration.

          (i) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, with the Company's prior approval, which shall not be unreasonably withheld (the
"Exchange Agent"), for the benefit of the holders of Shares, Certificates representing the shares of Parent
Common Stock and any cash to be issued or paid pursuant to
Section 4.1 and any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 4.2(c)(such cash and certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (ii) Subject to allocation, conversion and proration in accordance with the provisions of this
Section 4.2, each record holder of Shares (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such Share (x) Cash Consideration (a "Cash Election") or
(y) Stock Consideration (a "Stock Election") or (B) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for such Shares (a "Non-Election"). Shares in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Agreement (collectively, "Non-Election
Shares") shall, as nearly as possible, be deemed (A) Shares in respect of which Stock Elections have been made in an amount equal to fifty percent (50%) of the total number of such Shares (Shares in respect of which a Stock Election has been made, together with Shares in respect of which a Stock Election is deemed to be made pursuant to this
Article IV being hereinafter referred to as "Stock Election
Shares"), and (B) Shares in respect of which Cash Elections have been made in an amount equal to fifty percent (50%) of the total number of such Shares (Shares in respect of which a Cash Election has been made, together with Shares in respect of which a Cash Election is deemed to be made pursuant to this Article IV being hereinafter referred to as "Cash Election Shares").

          (iii)     Elections pursuant to
Section 4.2(b)(ii) shall be made on a form and with such other provisions to be reasonably agreed upon by the Company and Parent (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of Shares (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of Shares of the Prospectus/Proxy Statement (as defined in Section 6.2) in connection with the stockholders meeting referred to in
Section 6.3. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Parent as soon as practicable but in no event less than five trading days prior to the Closing Date) (the "Election Deadline") and
(y) in the case of Shares that are not held in book entry form, accompanied by the Certificate(s) representing the Shares as to which the election is being made or an affidavit of loss and indemnification in lieu thereof (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities
Dealers, Inc., provided that such Certificates are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery).
For Shares that are held in book entry form, Parent shall establish procedures for the delivery of such Shares, which Procedures shall be reasonably acceptable to the Company.
The Company shall use its best efforts to as promptly as practicable make a Form of Election available to all Persons who become holders of record of Shares (other than Excluded Shares) between the date of mailing described in the first sentence of this Section 4.2(b)(iii) and the Election Deadline. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange
Agent. A holder of Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

          (iv) An election may be revoked or amended, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing
Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph (b)(ii), such Shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Shares shall promptly be returned without charge to the Person submitting the same.

          (v) In the event that the aggregate number of Cash Election Shares exceeds the Cash Election Number all
Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

          (A)  Cash Election Shares shall be deemed
     converted to Stock Election Shares, on a pro-rata basis for each record holder of Shares with respect to those Shares, if any, of such record holder that are Cash Election Shares, to the minimum extent necessary so that the aggregate number of Cash Election Shares following such conversion shall equal as closely as practicable the Cash Election Number; all such Cash
     Election Shares so converted shall be converted into the right to receive Stock Consideration; and

          (B) any remaining Cash Election Shares shall be converted into the right to receive Cash
     Consideration.

          (vi) In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number all
Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

          (A)  Stock Election Shares shall be deemed
     converted to Cash Election Shares, on a pro-rata basis for each record holder of Shares with respect to those Shares, if any, of such record holder that are Stock
     Election Shares, to the minimum extent necessary so that the aggregate number of Stock Election Shares following such conversion shall equal as closely as practicable the Stock Election Number; all such Stock
     Election Shares so converted shall be converted into the right to receive Cash Consideration; and

          (B) any remaining Stock Election Shares shall be converted into the right to receive Stock
     Consideration.


          (vii)     In the event that clause (v) of this
Section 4.2(b) is not applicable, all Cash Election Shares shall be converted into the right to receive Cash
Consideration, and in the event that clause (vi) of this
Section 4.2(b) is not applicable, all Stock Election Shares shall be converted into the right to receive Stock.

          (viii)    The Exchange Agent, in consultation
with Parent and the Company, shall make all computations to give effect to this Section 4.2.

          (ix) In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Merger Consideration together with any other cash, dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person
(as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

          For the purposes of this Agreement, the term
"Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

          (c)  Distributions with Respect to Unexchanged
Shares; Voting.   (i) All shares of Parent Common Stock to
be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made in respect of the Parent Common Stock after the Effective
Time shall be paid to the holder of any unsurrendered
Certificate with respect to the shares of Parent Common
Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Article IV. Thereafter, subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective
Time but with a payment date subsequent to surrender.

          (ii)  Holders of unsurrendered Certificates
representing Stock Election Shares shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common
Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

          (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting
Shares, subject to applicable law) exchanged for Merger
Consideration (and cash in lieu of fractional interests in accordance with Section 4.2(e)) without any interest thereon, as provided in this Article IV.

          (e)  Fractional Shares.  Notwithstanding any
other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common
Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal the product of (i) such holder's proportionate interest in a share of Parent Common Stock, and (ii) the Average Parent Price.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any invest-ments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore com-plied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Merger
Consideration and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2 upon due surrender of their Certificates (or affidavits of loss and indemnification in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger
Consideration and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to
Section 4.2 upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

          (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange into Stock Consideration by any "affiliate" (as determined pursuant to Section 6.6) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.6 hereof.

          (i) Withholding. The Exchange Agent or Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Exchange Agent, Parent or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provisions of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

          4.3. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchange-able into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitali-zation, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger
Consideration shall be equitably adjusted.

          4.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no Share, the holder of which shall be entitled to assert, and shall have complied with the provisions of Section 262 of the DGCL as to, dissenter's rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger
Consideration hereunder, and the holders of Dissenting
Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL;
provided, however, that (i) if any holder of Dissenting
Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section
262, and each such Share shall not be considered a Dissenting Share but shall thereupon be converted into, and treated as, a Non-Election Share in accordance with, and subject to the provisions of, this Article IV. The Company shall give Parent (X) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands, and any other instruments received by the Company relating to shareholders' rights of appraisal and (Y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The
Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          4.5  Termination Right; Adjustment Right.
(a) The Board of Directors of the Company shall have the right to elect to abandon the Merger and terminate this Agreement following the Determination Date but prior to the Effective Time if the Average Parent Price shall be less than $40.00(the "Floor Price"), subject to the following subparagraph (b).

     (b) If the Company makes an election to abandon the Merger and terminate this Agreement under subparagraph (a), above, it shall give prompt written notice thereof to Parent, provided, that such notice may be withdrawn by the Company at any time prior to the close of business on the second trading day prior to the Closing Date. If the Company shall have the right to terminate this Agreement pursuant to subparagraph (a), above, but shall not have done so, or at any time within four business days of the Company's having done so, Parent shall have the right, but not the obligation, to increase the aggregate Merger
Consideration which would be delivered to the stockholders of the Company such that the per-share value of the Merger
Consideration (valued, in the case of the Stock
Consideration component of the Merger Consideration, at the Average Parent Price) is equal to the per share value of the Merger Consideration that would have been received if the Average Parent Price had been equal to the Floor Price.
Any adjustment made by Parent pursuant to this subparagraph
(b) shall be made in accordance with Section 4.6(a). If
Parent elects to make the adjustment provided for herein, within the period provided for, it shall give prompt written notice thereof to the Company (and the Effective
Time shall in such case be the third business day following such election by Parent) and of the increase in the Stock
Consideration and the Cash Consideration which will be delivered to holders of Shares and the per-share value thereof, whereupon no abandonment or termination shall be deemed to have occurred and this Agreement shall remain in full force and effect in accordance with its terms (except as the Merger Consideration shall have been so increased).

     4.6 Further Adjustment. Notwithstanding any provisions of this Article IV:

     (a) if the Company elects to abandon the Merger and terminate this Agreement pursuant to Section 4.5(a), and Parent exercises its rights to increase the Merger
Consideration pursuant to Section 4.5(b), then the Cash
Consideration shall be $27.53 per Share, and the Conversion
Ratio shall equal the ratio of $27.53 to the Average Parent
Price; and

     (b) if the Average Parent Price is greater than $60.00, then the Cash Consideration shall be $31.71 per Share, and the Conversion Ratio shall equal the ratio of $31.71 to such Average Parent Price.



                         ARTICLE V

              Representations and Warranties

          5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement
(the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

          (a) Organization, Good Standing and Qualifica-tion. (i) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Significant Subsidiaries' certificates of incorporation and by-laws, each as amended to date. The Company's and its Significant Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect.

          As used in this Agreement, the term (i)
"Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective
Subsidiaries; (ii) "Significant Subsidiary" shall have the meaning given such term in Rule 1.02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) "Company Material
Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole;
provided, however, that any such effect resulting from any change (i) in law, rule, or regulation or generally accepted accounting principles or interpretations thereof that applies to the Company or (ii) in economic or business conditions generally or in the life insurance or annuity industries specifically shall not be considered when determining if a Company Material Adverse Effect has occurred, except to the extent that any such change has had, or may reasonably be expected to have, a disproportionate effect on the Company and its Subsidiaries.

          (ii)  The Company conducts its insurance
operations through Western National Life Insurance Company, a Texas corporation ("LIFECO"). LIFECO is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined).

          (iii)     Except for the Company's Subsidiaries,
the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

          (b) Capital Structure. The authorized capital stock of the Company consists of 500,000,000 Shares, of which 69,773,183 Shares were outstanding as of the close of business on September 11, 1997, and 50,000,000 shares of Preferred Stock, par value one-thousandth of one dollar
($.001) per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on September 11, 1997. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred
Shares reserved for issuance, except that, as of September 11, 1997, there were 4,827,730 Shares reserved for issuance pursuant to the Company's 1993 Stock and Incentive Plan (the "Stock Plan") and 500,000 Shares reserved for issuance pursuant to the Western Save Plan.
Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above or in the Company Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

          (c)  Corporate Authority; Approval and Fairness.
(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"), the
Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the
"Bankruptcy and Equity Exception").

          (ii) Based upon the recommendation of the Special
Committee of the board of directors of the Company (the
"Special Committee") appointed by the board of directors of the Company in connection with the Merger, the board of directors of the Company has approved this Agreement and the Merger and the other transactions contemplated hereby.
The Special Committee and the Board of Directors of the Company have received the opinion of the Special
Committee's financial advisors, Donaldson, Lufkin &
Jenrette Securities Corporation, to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders (other than Parent and its Affiliates (as defined in Rule 12b-2 under the Exchange Act)) from a financial point of view. It is agreed and understood that such opinion is for the benefit of the Special Committee and the Company's Board of Directors and may not be relied on by Parent or Merger Sub.

          (d)  Governmental Filings; No Violations.
(i)  Other than the filings and/or notices (A) pursuant to
Section 1.3, (B) under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended (the "HSR Act"), the
Exchange Act and the Securities Act of 1933, as amended
(the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (D) required to be made with the NYSE and (E) the filing of appropriate documents with, and approval of, the Commissioner of Insurance of Texas, and such consents as may be required under the Investment
Company Act of 1940, as amended, and the Investment
Advisors Act of 1940, as amended, and under the insurance laws of any state in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, to the knowledge of the Executive Officers of the Company, following consultation with counsel, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regula-tory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby. The term
"knowledge" when used in this Agreement with respect to the executive officers of the Company shall mean the actual knowledge of Michael J. Poulos, Richard W. Scott, John A.
Graf, Arthur R. McGimsey, Michael J. Akers, Dwight L.
Cramer and Kent W. Lamb without obligation of any further review or inquiry, except where otherwise noted, and does not include information of which they may be deemed to have constructive knowledge only.

          (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of the Company or the comparable governing instruments of any of its Significant Subsidiaries, (B) a breach or violation of, or a default under, the accele-ration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-govern-mental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Subject to the exception set forth with respect to clauses (B) and (C) above,
Section 5.1(d) of the Company Disclosure Letter sets forth, to the knowledge of the executive officers of the Company, a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement.

          (e)  Company Reports; Financial Statements.  (i)
The Company has delivered or made available to Parent each registration statement, report, proxy statement or informa-tion statement prepared by it since December 31, 1994 (the "Audit Date"), including (i) the Company's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and
1996 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company
Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in finan-cial position included in or incorporated by reference into the Company Reports (including any related notes and sched-ules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

          (ii) Since the Audit Date, LIFECO has filed all annual or quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such authority (collectively, the "Company
SAP Statements") except for such filings or submissions the failure to so file or submit is not, individually or in the aggregate, reasonably likely to have a Company Material
Adverse Effect. Financial statements included in the Company SAP Statements and prepared on a statutory basis, including the notes thereto, have been prepared in all material respects in accordance with accounting practices prescribed or permitted by applicable state regulatory authorities in effect as of the date of the respective statements, and such accounting practices have been applied on a substantially consistent basis throughout the periods involved, except as expressly set forth in the notes or schedules thereto. Such financial statements present fairly the respective statutory financial positions and results of operation of LIFECO as of their respective dates and for the respective periods presented therein.

          (f) Absence of Certain Changes. Except as dis-closed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidi-aries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, business or results of operations of the Company and its Subsidiaries or, to the knowledge of the executive officers of the Company, any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) except as otherwise permitted by this Agreement, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iii) except as required by GAAP or applicable statutory accounting principles, any material change by the Company in accounting principles, practices or methods; (iv) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future policy benefits or other policy claims and benefits other than as a result of ordinary sales activities; or (v) except as required by GAAP or applicable statutory accounting principles, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of LIFECO. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

          (g) Litigation and Liabilities. Except as dis-closed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to environmental and occupational safety and health matters, that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h) Contracts. The Company has made available to Parent or the representatives of Parent a true, accurate and complete copy of each Contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound which:

          (i) is material to the Company and which is not disclosed as an exhibit to the Company Reports;
          or

          (ii) is a reinsurance or retrocession contract which requires the payment of premiums by the Company or the Company Subsidiaries of amounts in excess of $500,000 per year; or

          (iii)     is a distribution or other Contract
          which accounts (or is reasonably likely to account) for 5% or more of the Company's or the Company Subsidiaries' premiums and deposits annually; or

          (iv) contains covenants limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Company
          Subsidiaries to acquire equity securities of any person or entity; or

          (v)  is an employment or severance contract
          applicable to any employee of the Company or the Company Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than any such Contract which by its terms is terminable by the Company or any of the Company Subsidiaries on not more than 60 days' notice without material liability.

          (i)  Employees

               (A)  None of the employees of the Company or
          any of the Company Subsidiaries are represented by any labor organization, and no union claims to represent these employees have been made. To the knowledge of the executive officers of the Company, there have been no union organizing activities with respect to employees of the Company Subsidiaries within the past five years.
          The Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

               (B)  The Company and the Company
          Subsidiaries have not during the past two years ending on the date hereof effectuated a "plant closing" or "mass layoff" (as defined in the WARN
          Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any scheduled from the date hereof until the end of the 90-day period beginning on the Effective
          Time.

               (C)  Except as would not be reasonably
          likely to result in a Company Material Adverse
          Effect, the Company and the Company Subsidiaries are not parties to any lawsuit, administrative charge, or investigation brought or to the knowledge of the executive officers of the Company threatened by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries or applicant for employment by the Company or any of the Company
          Subsidiaries, in any federal, state or local court or administrative agency sounding in any of the following claims or causes of action; illegal discrimination (race, color, sex, age, disability, national origin) sexual harassment, illegal retaliation, wrongful discharge, breach of employment contract, or any other tort or contract-based cause of action arising out of the employer-employee relationship and have not in the three year period ending on the date hereof been a party to any class action alleging any of the claims or causes of action stated in this Paragraph.

               (D)  Except as disclosed pursuant to Section
          5.1(h)(v), there are not in effect any contracts of employment with any present or former employees and, in the opinion of the Company and its Subsidiaries, no written personnel policies, rules, or procedures or verbal statements applicable to employees of the Company or any of the Company Subsidiaries serves to modify in any way the employment-at-will relationship that exists between the Company or any of the Company
          Subsidiaries and their respective employees.

     (ii) Employee Benefits

               (A)  A copy of each material bonus, deferred
          compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract funding such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(i) of the Company Disclosure Letter. With respect to each Compensation and Benefit Plan, the Company has heretofore also delivered or made available to Buyer true and complete copies of each of the following documents: (aa) if the Compensation and Benefit Plan is not a written plan, a description thereof; (bb) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (cc) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; and
          (dd) the most recent determination letter received from the Internal Revenue Service with respect to each Compensation and Benefit Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

               (B)  All Compensation and Benefit Plans are
          in substantial compliance with all applicable Law
          (as hereinafter defined), including the Code and the Employee Retirement Income Security Act of
          1974, as amended ("ERISA") in all material respects. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension
          Plan") and that is intended to be qualified under
          Section 401(a) of the Code has received a favorable determination letter from the Internal
          Revenue Service (the "IRS"), or will file for such determination letter prior to the expiration of the remedial amendment period for such Pension
          Plan, and the Company is not aware of any circumstances likely to result in revocation or denial of any such favorable determination letter. The trusts maintained under any such Compensation and Benefit Plan are exempt from taxation under section 501(a) of the Code. As of the date hereof, there are no pending or, to the knowledge of the executive officers of the Company, threatened or anticipated claims relating to the Compensation and Benefit Plans other than routine claims for benefits. To the knowledge of the executive officers of the Company, there is no matter pending (other than routine determination filings) before the IRS, the Department of Labor or the PBGC. Neither the Company, any Subsidiary, any Compensation and Benefit Plan, any trust created thereunder, nor any trustee, administrator, or other fiduciary thereof has engaged in a transaction in connection with which the Company or any Subsidiary, any Compensation and Benefit Plan, any such trust, or any trustee, administrator or other fiduciary thereof, or any party dealing with any Compensation and Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502 of ERISA or a tax imposed pursuant to section
          4975 or 4976 of the Code.

               (C)  All contributions required to be made
          under the terms of any Compensation and Benefit
          Plan have been timely made or have been reflected on the most recent consolidated balance sheet as of the date hereof filed or incorporated by reference in the Company Reports prior to the date hereof.

               (D)  No Compensation and Benefit Plan
          provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (aa) coverage mandated by applicable law, (bb) death or survivor benefits under any pension plan, or (cc) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (E)  The consummation of the Merger and the
          other transactions contemplated by this Agreement will not, either alone or in combination with another event, (aa) entitle any employees of the Company or its Subsidiaries to severance pay,
          (bb) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (cc) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

               (F)  Within the six-year period ending on
          the Effective Time, neither the Company nor any Subsidiary has sponsored, maintained, or contributed to any plan to which Title IV of ERISA applies. No Compensation and Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Compensation and Benefit Plan a plan described in section
          4063(a) of ERISA.

          (j)  Compliance with Laws; Permits.  (i) The
business and operations of LIFECO have been conducted in compliance with all applicable statutes and regulations regulating the business of insurance and all applicable orders and directives of insurance regulatory authorities
(including federal authorities with respect to variable insurance and annuity products) and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

          (ii) In addition to Insurance Laws, except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations that, individually or in the aggregate, are not reasonably likely to have a Company
Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (k) Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation and by-laws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement
(including, without limitation, Section 203 of the DGCL).

          (l)  Taxes.  The Company and each of its
Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them, except to the extent that the failure to so file would not have a Company
Material Adverse Effect and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are shown as due on such tax return, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the executive officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect.

          As used in this Agreement, (i) the term "Tax"
(including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) supplied or required to be supplied to a Tax authority relating to Taxes.

          (m) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connec-tion with the Merger or the other transactions contemplated in this Agreement except that the Special Committee of the board of directors of the Company has employed Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

          5.2. Representations and Warranties of Parent and
Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and
Merger Sub each hereby represent and warrant to the Company that:

          (a) Capitalization of Merger Sub. The autho-rized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are
(i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (b) Organization, Good Standing and Qualifica-tion. (i) Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect
(as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Significant Subsidiaries' certificates of incorporation and by-laws, each as amended to the date hereof. Parent's and its Significant Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect.

          As used in this Agreement, the term "Parent
Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change
(i) in law, rule or regulation or GAAP or interpretations thereof that applies to Parent or (ii) in economic or business conditions generally or in the life insurance or annuity industries specifically shall not be considered when determining if a Parent Material Adverse Effect has occurred, except to the extent that any such change has had, or may reasonably be expected to have, a disproportionate effect on Parent and its Subsidiaries.

          (ii) Parent conducts its insurance operations principally through The Variable Annuity Life Insurance
Company, American General Life Insurance Company, American
General Life and Accident Insurance Company, The Franklin
Life Insurance Company and USLIFE Insurance Company
(collectively, the "Parent Insurance Subsidiaries"). Each of the Parent Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Parent SAP Statements (as hereinafter defined).

          (iii)     Except for Parent's Subsidiaries,
Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Parent.

          (c) Capital Structure. As of June 30, 1997: (i) the authorized capital stock of Parent consisted of 300,000,000 shares of Parent Common Stock and 60,000,000 shares of Preferred Stock, par value $1.50 per share, of Parent ("Parent Preferred Shares"), (ii) 243,079,485 shares of Parent Common Stock, and 2,317,701 shares of Parent
Preferred Shares (all of which are shares in the series designated 7% Convertible Preferred Stock) were issued and outstanding, and (iii) stock options to acquire 4,630,068 shares of Parent Common Stock (the "Parent Stock Options") were outstanding under all stock option plans of Parent
(collectively, the "Parent Stock Plans"). All the issued and outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable and free of preemptive rights. All the shares of Parent Common Stock reserved for issuance in exchange for shares of Company
Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Since June 30, 1997 to the date hereof, no shares of Parent's capital stock have been issued, except Parent
Common Stock issued pursuant to the exercise of Parent
Stock Options or upon conversion of shares of 7%
Convertible Preferred Stock.  Except for (i) Parent Stock
Options, (ii) 2,317,701 shares of 7% Convertible Preferred
Stock of Parent, (iii) 4,500,000 shares of 6% Convertible
Monthly Income Preferred Securities, Series A, of American
General Delaware, L.L.C. and (iv) the Series A Junior
Participating Preferred Stock Purchase Rights attached to the Parent Common Stock as of the date of this Agreement, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Parent has delivered to the Company a complete and correct copy of the Rights Agreement, dated as of July 29, 1989, as amended and supplemented as of the date hereof (the "Parent Rights Agreement") relating to the Series A Junior Preferred Stock Purchase Rights issued thereunder. Neither Parent nor any of its Subsidiaries has outstanding any Voting Debt.

          (d)  Corporate Authority.

          (i)  No vote of holders of capital stock of
Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby.
Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (ii) The board of directors of Parent and Merger
Sub have each approved this Agreement and the Merger and the other transactions contemplated hereby.

          (iii)     Prior to the Effective Time, Parent
will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

          (e)  Governmental Filings; No Violations.
(i)  Other than the filings and/or notices (A) pursuant to
Section 1.3, (B) under the HSR Act, the Securities Act, the
Exchange Act, (C) to comply with state securities or "blue sky" laws, (D) required to be made with the NYSE and
(E) the filing of appropriate documents with, and approval of, the Commissioner of Insurance of Texas, and such consents as may be required under the insurance laws of any state in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, to the knowledge of the executive officers of Parent, following consultation with counsel, no notices, reports or other filings are required to be made by Parent or Merger
Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger
Sub of the Merger and the other transactions contemplated hereby. The term "knowledge" when used in this Agreement with respect to the executive officers of Parent shall mean the actual knowledge of its officers holding a title of "Senior Vice President" or above, without obligation of any further review or inquiry, and does not include information of which they may be deemed to have constructive knowledge only.

          (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of Parent or Merger Sub or the comparable governing instruments of any of its Significant Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.
          (f)  Parent Reports; Financial Statements.

          (i) Parent has delivered to the Company each registration statement, report, proxy statement or informa-tion statement prepared by it since December 31, 1994 (the
"Parent Audit Date"), including (i) Parent's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996 and (ii) Parent's Quarterly Report on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports
(including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports
(including any related notes and schedules) fairly presents, or will fairly present, the results of opera-tions, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (ii) Since the Parent Audit Date, each of the
Parent Insurance Subsidiaries has filed all annual or quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such authority (collectively, the "Parent
SAP Statements").  Financial Statements included in the
Parent SAP Statements and prepared on a statutory basis, including the notes thereto, have been prepared in all material respects in accordance with accounting practices prescribed or permitted by applicable state regulatory authorities in effect as of the date of the respective statements, and such accounting practices have been applied on a substantially consistent basis throughout the periods involved, except as expressly set forth in the notes or schedules thereto. Such financial statements present fairly the respective statutory financial positions and results of operation of each of the Parent Insurance
Subsidiaries as of their respective dates and for the respective periods presented therein.

          (g)  Absence of Certain Changes.  Except as
disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, business or results of operations of Parent and its Subsidiaries or, to the knowledge of the executive officers of Parent, any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Parent
Material Adverse Effect; (ii) except as required by GAAP or applicable statutory accounting principles, any material change by Parent in accounting principles, practices or methods; (iii) except as otherwise permitted by this Agreement, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iv) any material addition, or any development involving a prospective material addition, to Parent's consolidated reserves for future policy benefits or other policy claims and benefits other than as a result of ordinary sales activities; or (v) except as required by GAAP or applicable statutory accounting principles, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of any Parent Insurance Subsidiary.

          (h) Litigation and Liabilities. Except as dis-closed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to environmental and occupational safety and health matters, that, individually or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (i) Contracts. Parent has made available to the Company or the representatives of the Company a true, accurate and complete copy of each Contract to which Parent or any of the Parent Subsidiaries is a party or by which it is bound which:

          (i)  is material to Parent and which is not
          disclosed as an exhibit to Parent Reports; or

          (ii) is a reinsurance or retrocession contract which requires the payment of premiums by Parent or the Parent Subsidiaries of amounts in excess of $5,000,000 per year; or

          (iii)     is a distribution or other Contract
          which accounts (or is reasonably likely to account) for 5% or more of Parent's or the Parent
          Subsidiaries' premiums and deposits annually; or

          (iv) contains covenants limiting the freedom of Parent or any of the Parent Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Parent
          Subsidiaries to acquire equity securities of any person or entity; or

          (v)  is an employment or severance contract
          applicable to any employee of Parent or the Parent Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of Parent or any of the Parent Subsidiaries, other than any such Contract which by its terms is terminable by Parent or any of the Parent Subsidiaries on not more than 60 days' notice without material liability (collectively, together with such contracts as are filed as exhibits to the Parent
          Reports, the "Parent Contracts").

          (j) Compliance with Laws; Permits. (i) The business and operations of the Parent Insurance
Subsidiaries have been conducted in compliance with all applicable Insurance Laws, except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

          (ii) In addition to Insurance Laws, except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of the Parent and its Subsidiaries have not been, and are not being conducted in violation of any Laws, except for violations that, individually or in the aggregate, are not reasonably likely to have a Parent
Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.


          (k) Ownership of Shares. Parent "beneficially owns" or is the "beneficial owner" of 32,201,964 Shares (as such terms are defined in Section 13D of the Exchange Act and the rules and regulations promulgated thereunder) and all of the information contained in Parent's filings with the SEC on Schedule 13D, as amended as of the date of this Agreement, is true and correct in all material respects, it being understood that Parent will amend such Schedule 13D promptly following the execution of this Agreement.

          (l) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Goldman, Sachs & Co. as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

          (m) Available Funds. Parent has or will have available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger and the other transactions contemplated by this Agreement.



                        ARTICLE VI

                         Covenants

          6.1. Interim Operations.      (a)  The Company
covenants and agrees that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

          (i)  the business of it and its Subsidiaries
shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (ii) it shall not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries other than sales, dispositions or transfers of such capital stock between the Company and/or its Subsidiaries; (B) amend its certificate of incorporation or by-laws; (C) split, combine or reclassify its outstanding shares of capital stock; (D) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned
Subsidiaries and other than regular quarterly cash dividends not in excess of $.04 per Share; or
(E) repurchase, redeem or otherwise acquire, except in connection with the Stock Plan (including any Tax withholding in connection with awards under the Stock
Plan), or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (iii)     neither it nor any of its Subsidiaries
shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plan or Shares issuable under the Compensation and Benefit Plans) or, other than in the ordinary and usual course of business, any other property or assets and;
(B) other than in the ordinary and usual course of busi-ness, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets
(including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (C) other than in the ordinary and usual course of business, make or authorize or commit for any capital expenditures in excess of $10,000,000 or make any signifi-cant acquisition of, or investment in, assets or stock of any other Person or entity; or (D) incur any funded indebtedness except as set forth in Section 6.1(a)(iii) of the Company Disclosure Letter;

          (iv) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases) or enter into any transaction, agreement or arrangement with or for the benefit of any of their respective officers, directors or employees, other than any such transactions, agreements or arrangements that have been previously disclosed to Parent and are entered into in the ordinary and usual course of business; provided, however, that, the Company shall be permitted to take all actions necessary or appropriate to provide for the cashless exercise of options outstanding under the Stock Plan and, following consultation with Parent, to pay bonuses in respect of 1997 prior to the Closing Date that are consistent with past practices, and, subject to the consent of Parent, additional bonuses;

          (v) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (vi) neither it nor any of its Subsidiaries shall make or change any Tax election, settle any material audit, file any amended Tax Returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business; and

          (vii)     neither it nor any of its Subsidiaries
will authorize or enter into an agreement to do any of the foregoing.

          (b) Parent covenants and agrees that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

          (i)  the business of it and its Significant
Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Significant Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (ii) it shall not declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends; and

          (iii)     neither it nor any of its Subsidiaries
will authorize or enter into an agreement to do any of the foregoing.

          6.2. Information Supplied.  The Company and
Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger
(including the proxy statement and prospectus (the
"Prospectus/ Proxy Statement") constituting a part thereof)
(the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any Transaction
Statement on Schedule 13E-3 to be filed with the SEC by the Company concurrently with the filing of the preliminary proxy materials relating to the Merger (the "Transaction
Statement") will, at the time the Transaction Statement is filed with the SEC, at the time the S-4 Registration
Statement becomes effective, at the time the Prospectus/
Proxy Statement is mailed to the stockholders of the Company and at the date of the meeting of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material law required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.3. Stockholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders
Meeting") as promptly as practicable after the S-4
Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Subject to
Section 6.18 of this Agreement, the Company's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

          6.4. Filings; Other Actions; Notification.
(a) Parent and the Company shall promptly prepare, and the Company shall file with the SEC, the Prospectus/Proxy
Statement and the Transaction Statement, and Parent shall prepare and file with the SEC the S-4 Registration
Statement as promptly as practicable. Parent and the Company each shall use its best efforts to have the S-4
Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy
Statement to the stockholders of the Company.

          (b) The Company and Parent each shall use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated the date on which the S-4 Registration Statement shall become effective, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

          (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective
Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental
Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

          (d)  The Company and Parent each shall, upon
request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

          (e) The Company and Parent each shall keep the other apprised of the status of matters relating to comple-tion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

          6.5. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives
("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that none of the Company, Parent nor their respective Representatives shall be required to give access to documents or disclose information if access to the documents or disclosure of the information would result in the loss of an attorney-client privilege and, provided, further, no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be.

          6.6. Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list.
There shall be added to such list the names and addresses of any other Person subsequently identified by either
Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders
Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall seek to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4
Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common
Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

          6.7. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common
Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

          6.8. Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity
(including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

          6.9. Benefits.

          (a)  Stock Options.

          (i)  At the Effective Time, each outstanding
option to purchase Shares (a "Company Option") under the Stock Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time and the Shares received in such exercise been deemed to be Stock Election Shares (without regard to any proration thereof) (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common
Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of
Section 424(a) of the Code.  At or prior to the Effective
Time, the Company shall make all necessary arrangements to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

          (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corpo-rate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section. As soon as practicable after the Effec-tive Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the Parent
Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

     (b)  Employee Benefits.

          (i) From and after the Effective Time, Parent shall, or shall cause the Company or any Subsidiary to, honor and be bound by the terms and conditions of each Compensation and Benefit Plan and each employee or executive benefit plan, program or agreement, including, without limitation, severance agreements, sponsored or maintained by the Company or any Subsidiary or to which the Company or any Subsidiary is party or which has been adopted by the board of directors of the Company prior to the date hereof (a "Company Benefit Arrangement"). Nothing in the immediately preceding sentence shall be construed to limit the right of Parent or any Parent Subsidiary, as the case may be, following the Effective Time to amend, modify or terminate any such Company Benefit Arrangement pursuant to the terms and conditions thereof as in effect immediately prior to the Effective Time.

          (ii) Without limiting the generality of the foregoing, from and after the Effective Time, Parent shall, or shall cause the Company and its Subsidiaries to, make available to each person who is an employee of the Company and its subsidiaries at the Effective Time (the "Company
Employees") employee benefit plans and programs which are either (a) the same as are made available to the employees of Parent, on terms and conditions generally applicable to the employees of Parent (except that no accrued service credit will be given to Company Employees for service prior to the Effective Time under Parent's defined benefit retirement plan) or (b) no less favorable to the Company
Employees than the terms and conditions of the Company
Benefit Arrangements in which they were participating immediately prior to the Effective Time. Notwithstanding the foregoing, in no event shall any employee receive duplicate benefits with respect to any period of service.
To the extent any employee benefit plan or program in which any Company Employee participates after the Effective Time
(x) imposes any pre-existing condition limitation, such condition shall be waived, (y) has a deductible or requires a co-payment by the Company Employee that is subject to a maximum out-of-pocket limitation, there shall be credited against any such deductible or limitation any costs incurred by such Company Employee during the comparable period under the terms of the corresponding Company Benefit
Arrangement prior to the Effective Time or (z) imposes a waiting period, for purposes of eligibility or vesting, the Company Employees will receive credit for service with the Company or its Subsidiaries prior to the Effective Time.

          6.10. Expenses. Parent will pay, or will cause the Surviving Corporation to pay, all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that, in the event that the Merger is not consummated, expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration
Statement shall be shared equally by Parent and the Company.

          6.11.  Indemnification; Directors' and Officers'
Insurance.  (a)   Parent shall indemnify and hold harmless,
to the fullest extent permitted under applicable law (and
Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemni-fication), each present and former director, officer and employee of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses
(including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, however, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (b)  Any Indemnified Party wishing to claim
indemnification under paragraph (a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Cor-poration shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving
Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as state-ments therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) Parent shall not be liable for any settlement effected without its prior written consent. If such indemnity is not available with respect to any Indemnified
Party, then the Surviving Corporation and the Indemnified
Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (c)  For not less than six years after the
Effective Time, Parent shall and shall cause the Surviving
Corporation to, maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

          (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          6.12. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

          6.13.  Parent Vote.  Parent shall vote (or
consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof
(or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

          6.14.  Election to Parent's Board of Directors.
At the Effective Time of the Merger, Parent shall promptly increase the size of its Board of Directors in order to cause Mr. Michael J. Poulos to be appointed to Parent's board of directors and, subject to fiduciary obligations under applicable law, shall use its best efforts to cause
Mr. Michael J. Poulos to be elected as a director of Parent at the first annual meeting of stockholders of Parent with a proxy mailing date after the Effective Time.

          6.15.     Amendment to Shareholder's Agreement.
Simultaneously with the execution of this Agreement, Parent and the Company shall enter into an amendment to the Shareholder's Agreement, dated as of December 2, 1994 (the
"Shareholder's Agreement"), between Parent and the Company, in the form attached as Exhibit B hereto.

          6.16.     Acquisition Proposals.  The Company
shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition
Proposal; provided, however, that nothing contained in this
Section 6.16 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to the Company stockholders under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in customary form. The Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall provide Parent with a copy of any written Acquisition
Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent. The term
"Acquisition Proposal" as used herein means any tender or exchange offer involving the capital stock of the Company or any of the Company Subsidiaries, any proposal for a merger, consolidation or other business combination involving the Company or any of the Company's Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any of the Company's Subsidiaries, any proposal or offer with respect to any recapitalization or restructuring of the Company or any of the Company's Subsidiaries, or any proposal or offer with respect to any other transactions similar to any of the foregoing with respect to the Company of any of the Company Subsidiaries, other than the Merger contemplated by this Agreement. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Board of Directors of the Company no longer seeks the making of any Acquisition Proposal.

          6.17 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger
Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) enter into any agreement (other than a confidentiality agreement entered into in accordance with Section 6.16(B)(y)) with respect to any Acquisition
Proposal, or (iv) terminate this Agreement in response to an Acquisition Proposal unless, in each case, the Company receives an unsolicited Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with independent legal counsel and financial advisors, that such action is necessary in order to comply with its fiduciary duties to stockholders under applicable law. Nothing contained in this Section 6.17 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of independent legal counsel, is required under applicable law; provided that, except as otherwise permitted in this Section 6.17, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. The parties agree that nothing in this Agreement shall require any director of the Company to violate any applicable Law.

          6.18.     Intercompany Dividend. If Parent so
requests, on or before the business day immediately preceding the Closing Date, the Company will cause LIFECO to declare and pay a dividend to the Company in such amount as Parent may request, subject to legally available funds, such dividend to be paid in the form of a demand promissory note or such other form as the parties may mutually agree.



                        ARTICLE VII

                        Conditions

          7.1. Conditions to Each Party's Obligation to
Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the certificate and by-laws of each such corporation.

          (b)  NYSE Listing.  The shares of Parent Common
Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR
Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from (i) the Texas Department of Insurance and the Missouri
Department of Insurance and (ii) any other Governmental
Entity the failure to make or obtain which would be reasonably likely to result in a Company Material Adverse
Effect or a Parent Material Adverse Effect or in the imposition of criminal sanctions, in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

          (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger
(collectively, an "Order").

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration
Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

          7.2. Conditions to Obligations of Parent and
Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Each of (i) the representations and warranties of the Company set forth in this Agreement that is qualified by a "Company Material
Adverse Effect" standard shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and (ii) such representations and warranties that is not so qualified (the "Non-Qualified
Representations") shall be true and correct in all material respects as of the date of the Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by the Chairman or any Vice Chairman of the Company to such effect; provided, however, that notwithstanding anything herein to the contrary, this
Section 7.2(a) shall be deemed to have been satisfied even if such Non-Qualified Representations are not so true and correct unless the failure of such Non-Qualified
Representations to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (b)  Performance of Obligations of the Company.
The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chairman or any Vice Chairman of the Company to such effect.

          (c)  Consents Under Agreements.  The Company
shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent of approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse
Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (d)  Terminations.  No policyholder,
contractholder or group of policyholder or contractholder affiliates, or Persons writing, selling, distributing or producing business, that individually accounted for 10% or more of the annual premium or annuity income (as determined in accordance with SAP) of the Company and the Company
Subsidiaries, taken as a whole, for the twelve-month period then ended, shall have (x) terminated or given written notice of its intention to terminate any agreements in effect on the date hereof or (y) adversely modified the terms of such agreements in a manner reasonably likely to result in a Company Material Adverse Effect.

          (e)  The employment and severance agreements
between Parent and certain employees of the Company entered into on the date hereof shall not have been repudiated by such employees.

          7.3. Conditions to Obligation of the Company.
The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Each of (i) the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified by a "Parent
Material Adverse Effect" standard shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and
(ii) such representations and warranties that is not so qualified (the Non-Qualified Parent Representations) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and the Company shall have received a certificate signed on behalf of Parent by the Vice
Chairman or the President of Parent and the President of Merger Sub to such effect; provided, however, that notwithstanding anything herein to the contrary, this
Section 7.3(a) shall be deemed to have been satisfied even if such Non-Qualified Parent Representations are not so true and correct unless the failure of such Non-Qualified
Parent Representations to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (b)  Performance of Obligations of Parent and
Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent by the Vice Chairman or President of Parent and the President of Merger Sub to such effect.

          (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Parent
Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.


                       ARTICLE VIII

                        Termination

          8.1. Termination by Mutual Consent.  This
Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

          8.2. Termination by Either Parent or the Company.
This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by June
30, 1998, whether such date is before or after the date of approval by the stockholders of the Company (the
"Termination Date"), (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

          8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company if (a) the Board of Directors of the Company shall have taken or resolved to take any of the actions set forth in, and in accordance with the terms of, clauses (i) - (iv) of Section 6.17, (b) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach, and which would be reasonably likely to result in the failure of a condition to Closing contained in Section 7.1 or 7.3 of this Agreement to be satisfied, or (c) subject to Section
4.4(b), the Board of Directors of the Company shall have exercised its rights under Section 4.4(a).

          8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent if (a) the Board of Directors of the Company shall have taken or resolved to take any of the actions set forth in clauses (i) - (iv) of Section 6.17, or
(b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach, and which would be reasonably likely to result in the failure of a condition to Closing contained in Section
7.1 or 7.2 of this Agreement to be satisfied.

          8.5. Effect of Termination and Abandonment.  (a)
In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 8.5(b) and in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

     (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.4(a), (ii) this Agreement is terminated by the Company pursuant to Section 8.3(a), or
(iii) prior to the termination of this Agreement any Person shall have commenced a tender or exchange offer which would, if successful, result in the acquisition by such Person of fifty-one percent (51%)or more of the outstanding
Shares and such tender or exchange offer is completed not later than six (6) months following the termination of this Agreement, the Company shall promptly, but not later than two business days after the date of any such termination
(or the date of completion of such tender or exchange offer, as the case may be), pay to Parent in same day funds an amount, not to exceed $7.5 million, equal to the reasonably documented out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any fees and expenses of financial advisors and legal counsel. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.


                        ARTICLE IX

                 Miscellaneous and General

          9.1. Survival. This Article IX and the agree-ments of the Company, Parent and Merger Sub contained in Sections 6.7 (Stock Exchange Listing), 6.9 (Benefits), 6.10
(Expenses) and 6.11 (Indemnification; Directors' and
Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company,
Parent and Merger Sub contained in Section 4.4 (Termination
Right; Adjustment Right) Section 6.8 (Publicity),
Section 6.10 (Expenses), and Section 8.5 (Effect of
Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

          9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

          9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter-part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY
TRIAL.  (a)  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN
AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND
GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF
DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES
THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpreta-tion and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY
TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE
EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING
OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND
ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY
OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,
THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH
PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF
THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER
VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER
INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

          if to Parent or Merger Sub

          American General Corporation
          2929 Allen Parkway
          Houston, Texas 77019
          Attention:  President
          fax: (713) 831-1266

          (with a copy to:
          Morris J. Kramer, Esq
          Skadden, Arps, Slate, Meagher & Flom, LLP
          919 Third Avenue
          New York, NY 10022
          fax: (212) 735-2000)

          if to the Company

          Western National Corporation
          5555 San Felipe, Suite 900
          Houston, Texas 77056
          Attention: President
          fax: (713) 888-7894

          (with a copy to:
          James C. Morphy, Esq.
          Sullivan & Cromwell
          125 Broad Street
          New York, NY  10004
          fax:  (212) 558-3588)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          9.7. Entire Agreement; No Other Representations.
This Agreement (including any exhibits hereto), the Company
Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO
AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES
CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB
NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR
WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER
REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS
OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL
ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE
EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE
DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S
REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION
WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

          9.8. No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors' and
Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          9.9. Obligations of Parent and of the Company.
Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

          9.10.     Severability.  The provisions of this
Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof.
If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          9.11.     Interpretation.  The table of contents
and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.
Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          9.12.     Assignment.  This Agreement shall not
be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect
Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger
Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                         WESTERN NATIONAL CORPORATION



                         By:/S/ MICHAEL J. POULOS
                            Name:  Michael J. Poulos
                            Title: Chairman, President
                                   and Chief Executive Officer


                         AMERICAN GENERAL CORPORATION



                         By:/S/ ROBERT M. DEVLIN
                            Name:  Robert M. Devlin
                            Title: Chairman and Chief Executive Officer


                         ASTRO ACQUISITION CORP.



                         By:/S/ ROBERT M. DEVLIN
                            Name:  Robert M. Devlin
                            Title: Chairman and
                                   President

[PAGE]

                                                                 EXHIBIT A


                FORM OF AFFILIATE AGREEMENT


                                                     , 1998



American General Corporation
2929 Allen Parkway
Houston, TX 77019-2155

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Western National Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended
(the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 11, 1997 (the
"Agreement"), by and among the Company, American General
Corporation, a Texas corporation ("Parent"), and Merger
Sub, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

     As a result of the Merger, the undersigned may receive shares of common stock, par value $.50 per share, of Parent
(the "Parent Stock") in exchange for shares of Common
Stock, par value $.001 per share, of the Company.

1. The undersigned represents, warrants, and agrees to and with Parent that in the event the undersigned receives any Parent Stock as a result of the Merger:

     A. The undersigned shall not make any sale, transfer, or other disposition of such Parent Stock in violation of the Act or the Rules and Regulations.

     B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer, or otherwise dispose of the Parent Stock, to the extent the undersigned has considered necessary, with counsel for the undersigned or counsel for the Company.

     C. The undersigned has been advised that the issuance of the Parent Stock to the undersigned pursuant to the Merger has been registered with the Commission under the Act on a registration Statement on Form S-4. However, the undersigned has also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company the undersigned may be deemed to have been an "affiliate" of the Company and the distribution by the undersigned of the Parent Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Stock issued to the undersigned in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Act, or
(iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

     D. The undersigned understands that Parent is under no obligation to register the sale, transfer, or other disposition of the Parent Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Stock and that there will be placed on the certificates for the Parent Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE
     ISSUED IN A TRANSACTION TO WHICH RULE 145
     PROMULGATED UNDER THE SECURITIES ACT OF 1933
     APPLIES.  THE SHARES REPRESENTED BY THIS
     CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE
     WITH THE TERMS OF AN AGREEMENT, DATED AS OF
     SEPTEMBER 11, 1997, BETWEEN THE REGISTERED HOLDER
     HEREOF AND AMERICAN GENERAL CORPORATION, A COPY
     OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL
     OFFICES OF AMERICAN GENERAL CORPORATION."

     F. The undersigned also understands that unless the transfer by the undersigned of its Parent Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the transferee of the undersigned:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
     NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVES
     SUCH SHARES IN A TRANSACTION TO WHICH RULE 145
     PROMULGATED UNDER THE SECURITIES ACT OF 1933
     APPLIES.  THE SHARES HAVE BEEN ACQUIRED BY THE
     HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN
     CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN
     THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY
     NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED
     EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE
     REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
     OF 1933.

2. By Parent's acceptance of this letter, Parent agrees with the undersigned as follows:

     A. For as long as and to the extent necessary to permit the undersigned to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the
"1934 Act"), and (ii) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by the undersigned under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule
145 and Rule 144. Parent hereby represents to the undersigned that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

     B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent
Shares received in the Merger and the provisions of Rule
145(d)(3) are then applicable to the undersigned, or (iii)
Parent has received either an opinion of counsel, which opinion and counsel shall be reasonable satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such as an affiliate on or after the date of this letter.

               Very truly yours,

               Accepted this     day of     , 1997

               By:
               Name:
               Title:

[PAGE]

                                                                  EXHIBIT B

        AMENDMENT NO. 2 TO SHAREHOLDER'S AGREEMENT

AMENDMENT NO. 2 TO SHAREHOLDER'S AGREEMENT, dated as of this 11th day of September, 1997 (this "Amendment"), by and among American General Corporation, a Texas corporation
("AGC"), AGC Life Insurance Company, a Missouri corporation
("AGC Life"), and Western National Corporation, a Delaware
Corporation (the "Company").

                        WITNESSETH:

     WHEREAS, the Company and AGC entered into that certain
Shareholder's Agreement dated December 2, 1994, as amended by Amendment No. 1 to Shareholder's Agreement dated as of September 13, 1996 (as amended, the "Shareholder's
Agreement"); and

     WHEREAS, AGC, Astro Acquisition Corp. and the Company have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger
Agreement);

     NOW, THEREFORE, the parties hereto agree as follows:

     (a)  The Company and Shareholder agree that,
notwithstanding the prohibitions in Section 1.2 and Section
1.3 of the Shareholder's Agreement, the Shareholder's
Agreement shall not be deemed to (a) prohibit the execution and delivery of the Merger Agreement by Stockholder and Merger Sub or the consummation of the transactions contemplated thereby; or (b) prohibit Stockholder or Merger
Sub from making a competing proposal following receipt by the Company of an Acquisition Proposal (as defined in the Merger Agreement) from a third party.

     (b)  The provisions of Section 1.4 and Article IV
(other than Sections 4.9 and 4.10) of the Shareholder's
Agreement are incorporated herein by reference in their entirety with the exception that all references in Article
IV to "this Agreement" or the "Shareholder's Agreement" shall be deemed to refer to this Amendment or the Shareholder's Agreement as amended by this Amendment, as the context requires.

     (c) This Amendment may be executed in counterparts all of which together shall constitute a single agreement.

     (d) This Amendment shall become effective as of the date first written above.

     IN WITNESS WHEREOF, this Amendment has been executed and delivered by the undersigned as of the date first above written.

                           AMERICAN GENERAL CORPORATION


                           By:
                           Name:
                           Title:


                           AGC LIFE INSURANCE COMPANY


                           By:
                           Name:
                           Title:


                           WESTERN NATIONAL CORPORATION


                           By:
                           Name:
                           Title:


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